UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2014, the Company named Curt Strong Executive Vice-President effective immediately. Mr. Strong continues to serve as the Company's Commodity Manager. Mr. Strong's position as Executive Vice-President constitutes the Company's Principal Executive Officer. As of October 20, 2014, Christine Marchand, the Company's Chief Financial Officer, ceased to serve as the Company's interim Principal Executive Officer.

Mr. Strong is 51 years old. Mr. Strong started as the Company's Commodity Manager in October 2011. Prior to his employment with the Company, Mr. Strong was the grain merchandiser for Northern Ag Service, Inc., West Union, Iowa in charge of grain merchandising for the company from 2001 until 2011.  Mr. Strong originated and sold grain for four of the company's locations across the Midwest along with managing the company's overall futures position.  Prior to that time, Mr. Strong was a self employed farmer.  Mr. Strong  is anticipated to continue as our Executive Vice-President and Commodity Manager until the earlier of his resignation, death, disqualification or removal by the Company's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: October 24, 2014	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)